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                                                                      EXHIBIT 12

     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

LEVEL 3 COMMUNICATIONS, INC.

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
                                    THREE MONTHS
                                   ENDED MARCH 31,     FISCAL YEAR ENDED
                                   --------------- ---------------------------
                                    1998    1997   1997 1996 1995  1994  1993
                                   ------- ------- ---- ---- ----  ----  -----
                                      ($ IN MILLIONS, EXCEPT FOR RATIOS)
Earnings (Loss) from Continuing
 Operations Before Taxes.......... $    25 $    26 $ 70 $116 $ (4) $(33) $ 241
 Interest on Debt, net of
  Capitalized Interest............       4       3   15   33   52    77     11
 Interest Expense Portion of
  Rental Expense..................     --      --   --     1  --      1    --
                                   ------- ------- ---- ---- ----  ----  -----
Earnings Available for Fixed
 Charges.......................... $    29 $    29 $ 85 $150 $ 48  $ 45  $ 252
                                   ======= ======= ==== ==== ====  ====  =====
Interest on Debt.................. $     4 $     3 $ 15 $ 38 $ 72  $ 86  $  12
 MFS Preferred Dividends..........     --      --   --   --     8   --     --
 Interest Expense Portion of
  Rental Expense..................     --      --   --     1  --      1    --
                                   ------- ------- ---- ---- ----  ----  -----
Total Fixed Charges............... $     4 $     3 $ 15 $ 39 $ 80  $ 87  $  12
                                   ======= ======= ==== ==== ====  ====  =====
Ratio of Earnings to Fixed
 Charges..........................    7.33   10.06 5.73 3.87  --    --   20.94
                                   ======= ======= ==== ==== ====  ====  =====
Deficiency........................ $   --  $   --  $--  $--  $(32) $(42) $ --
                                   ======= ======= ==== ==== ====  ====  =====
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